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                                                                    EXHIBIT 23.0


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in each of the nine Registration Statements on Form S-8 (No. 33-54391, No. 33-52723, No. 33-14717, No. 33-51454,
No. 33-34920, No. 33-57082, No. 33-62185, No. 333-01061 and No. 333-03385) and
in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-01307) of Mattel, Inc. of our report dated February 4, 1997 (except for note 15, as to which the date is March 27, 1997) on the consolidated financial statements of Tyco Toys, Inc. and subsidiaries included in Form 8-K of Mattel, Inc. dated April 17, 1997.

/s/Deloitte  & Touche, L.L.P.

DELOITTE & TOUCHE, L.L.P.
Philadelphia, Pennsylvania

April 17, 1997